Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PETCO HEALTH AND WELLNESS COMPANY, INC.

Pursuant to Section 242

of the General Corporation Law of the State of Delaware

Petco Health and Wellness Company, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article XI thereof in its entirety and inserting the following in lieu thereof:

“ARTICLE XI

LIABILITY OF DIRECTORS AND OFFICERS

Section 11.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable.

Section 11.2 Amendment or Repeal. Any amendment, repeal or elimination of this Article XI, or the adoption of any provision inconsistent with this Article XI, shall not affect its application with respect to an act or omission by a director or officer occurring before such amendment, adoption, repeal or elimination. If the DGCL hereafter is amended to eliminate or limit the liability of a director or officer, then a director or officer of the Corporation, in addition to the circumstances in which a director or officer is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the DGCL, as so amended.”

2. The foregoing amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation on this 22nd day of June, 2023.

PETCO HEALTH AND WELLNESS COMPANY, INC.

By:	/s/ Ilene Eskenazi
Name: Ilene Eskenazi
Title: Chief Legal and Human Resources Officer
and Secretary